Exhibit (10)

                                  Ropes & Gray
                            One International Place
                                Boston, MA 02110



                             January 9, 1998



Mentor Variable Investment Portfolios
901 East Byrd Street
Richmond, Virginia  23219

Gentlemen:

         We are furnishing this opinion in connection with Registration Statement No. 333-23939 on Form N-1A filed under the Securities Act of 1933, as amended, by Mentor Variable Investment Portfolios (the "Trust") for the registration of an indefinite number of shares of beneficial interest (the "Shares") which may be issued in several series of shares. The Shares are proposed to be sold pursuant to a Distribution Agreement in the form filed as an exhibit to the Registration Statement (the "Distribution Agreement") to be entered into between the Trust and Mentor Distributors, LLC.

         We have acted as counsel for the Trust since its organization. We are familiar with the action taken by its Trustees to authorize the issuance of the Shares. We have examined its records of trustee and shareholder action, its Bylaws, and its Agreement and Declaration of Trust, as amended, on file at the Office of the Secretary of State of The Commonwealth of Massachusetts. We have examined executed copies of such Registration Statement, and any amendments thereto, in the form filed or to be filed with the Securities and Exchange Commission, and such other documents as we deem necessary for the purposes of this opinion.

         We assume that upon sale of the Shares the Trust will receive the net asset value thereof.

         Based upon the foregoing, we are of the opinion that the Trust is authorized to issue an unlimited number of Shares, and that, when the Shares are issued and sold pursuant to the Distribution Agreement, they will be validly issued, fully paid, and nonassessable by the Trust.

         The Trust is an entity of the type commonly known as a "Massachusetts business


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trust". Under Massachusetts law, shareholders could, under certain circumstances, be held liable for the obligations of the Trust. However, the Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Agreement and Declaration of Trust provides for indemnification out of the property of a particular series of shares for all losses and expenses any shareholder of that series is held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which that series of shares itself would be unable to meet its obligations.

         We consent to the filing of this opinion as an exhibit to such Registration Statement.

                                                     Sincerely yours,


                                                     /s/ Ropes & Gray
                                                     ----------------
                                                     Ropes & Gray